Exhibit 99.1

Convio Announces Financial Results for Second Quarter 2010

AUSTIN, Texas--(BUSINESS WIRE)--August 5, 2010--Convio (Nasdaq: CNVO), a leading provider of on-demand constituent engagement solutions for nonprofit organizations, today announced financial results for the second quarter ended June 30, 2010.

Second Quarter Highlights

  Revenue of $18.2 million, up 11 percent from the second quarter of 2009.
  Net income of $1.7 million, up 112 percent from $0.8 million during the second quarter of 2009.
  Cash flow from operations of $2.5 million, up from $1.8 million during the second quarter of 2009.
  New client acquisition grew 53 percent over the same quarter last year as Convio’s Online Marketing Suite and Common Ground CRM product lines contributed a record number of new clients signed during the quarter.

“We are pleased to announce a very strong quarter for Convio and one of the most successful in the history of the company,” said Gene Austin, Chairman of the Board and Chief Executive Officer. “We added a record number of new organizations to our client roster, fueled by the momentum for Common Ground. We also closed three large transactions with well-known nonprofits with contract values well over $1 million. Revenues set a new high and once again usage revenue, powered by our TeamRaiser module, set a record. In addition our clients saw more than 20 percent growth in their online fundraising efforts as we continue to deliver features and innovations that integrate social media and mobile technology.”

Operational Highlights for the Second Quarter

  Convio clients raised more than $314 million in online donations, up 20 percent compared to $261 million during the second quarter of 2009.
  Convio clients sent more than one billion emails to constituents, up 20 percent from the same period last year, with an average deliverability rate above 95 percent.
  The company introduced the latest version of its Convio Online Marketing, Fundraising and Advocacy suite with new functionality that helps nonprofits better integrate campaigns with social media and mobile technology, as well as improve data management to drive more marketable email addresses and increase housefile value.

Financial Results for the Second Quarter of 2010

  Subscription and services revenue was $14.4 million, up $0.9 million, or 6 percent, from the same period last year.
  Usage revenue was $3.9 million, up $1.0 million, or 33 percent, from the same period last year. Usage revenue was powered by strong participant-led event fundraising through Convio’s TeamRaiser™ module.
  Net income was $1.7 million for the second quarter of 2010, compared to $0.8 million for the same period last year. Net income per weighted average diluted shares outstanding was $0.10 for the second quarter of 2010, based on 17.5 million weighted average diluted shares outstanding, compared to a net income per share of $0.06 for the same period last year, based on 13.8 million weighted average diluted shares outstanding.
  Non-GAAP net income was $2.0 million for the second quarter of 2010, consistent with the same period last year. Non-GAAP net income per weighted average diluted shares outstanding was $0.11 for the second quarter of 2010, based on 17.5 million weighted average diluted shares outstanding, compared to non-GAAP net income of $0.15 for the same period last year, based on 13.8 million weighted average diluted shares outstanding.
  Adjusted EBITDA was $2.8 million for the second quarter of 2010, compared to $2.7 million for the same period last year.

Use of Non-GAAP Measures

Management believes that adjusted EBITDA and non-GAAP net income are useful measures of operating performance because they exclude items that we do not consider indicative of our core performance. In the case of adjusted EBITDA, we adjust net income for such things as interest, taxes, depreciation and amortization, stock-based compensation and certain non-cash and non-recurring items. Non-GAAP net income adds to net income (loss) amortization of intangible assets, stock-based compensation and certain non-cash and non-recurring items such as the gain (loss) on preferred stock warrant revaluation. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, operating income and net income, or other financial measures prepared in accordance with GAAP. Reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Our management uses adjusted EBITDA and non-GAAP net income as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies; and in communications with our board of directors concerning our financial performance.

Quarterly Conference Call

Convio will host a conference call today to discuss its second quarter 2010 results at 8:00 a.m. Eastern. The call will be hosted by Gene Austin, Chairman of the Board and Chief Executive Officer, and James R. Offerdahl, Chief Financial Officer and Vice President of Administration. The live webcast of Convio's earnings call will be accessible at http://www.convio.com/investor. The webcast will be archived within 24 hours of the event and will be available through the same link for 90 days following the call. Participants who choose to call in to the conference call can do so by dialing domestically 800.573.4840, reference passcode 34473751. International callers please dial 617.224.4326, reference passcode 34473751. A replay will be available at 888-286-8010, reference passcode 99912221. A replay will be available for international callers at 617-801-6888, reference passcode 99912221. The call replay will be available until August 12, 2010 at 12:00 a.m. Eastern.

About Convio

Convio is a leading provider of on-demand constituent engagement solutions that enable nonprofit organizations to more effectively raise funds, advocate for change and cultivate relationships with donors, activists, volunteers, alumni and other constituents.

For more information, please visit www.convio.com

Forward-looking Statements

This press release may contain forward-looking statements intended to convey expectations as to the future based on plans, estimates and projections. Although we believe that the expectations reflected in such forward-looking statements are reasonable, future circumstances might differ from the assumptions on which such statements are based. In addition, these statements can be affected by inaccurate assumptions and the impact of a variety of risks and uncertainties that could cause actual results to differ materially from those described in this press release including, among others: unfavorable economic and business conditions, in particular with respect to the nonprofit market in which we operate; our ability to attract new customers; a loss of significant customers or a substantial reduction in orders from our existing customers; a reduction in usage of our systems by our customers or their clients and a corresponding reduction in usage revenue; an inability of customers to pay for our solutions and services; our ability to develop new or enhanced solutions to meet the needs of our clients; technological changes that make our products and services less competitive; risks associated with successful implementation of multiple integrated software products; and the ability to attract and retain key personnel. Other risks that could impact our business adversely are those risks generally associated with management of growth; lengthy sales and implementation cycles; intellectual property infringement claims and other litigation; reliance on certain third-parties, including hosting facilities, software and application providers; the ability to access sufficient funding to finance desired growth and operations; and legislative actions which could reduce the effectiveness of our solutions and increase the costs of our business. These factors and other risks and uncertainties are described in more detail, from time to time, in Convio’s filings with the Securities and Exchange Commission which are available free of charge at www.sec.gov or on our website at www.convio.com/investor. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Convio does not undertake to update or revise any of these statements as a result of new information, future events or otherwise.

Financial Tables

Convio, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	June 30,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$52,038	$16,662
Accounts receivable, net	8,889	9,143
Prepaid expenses and other current assets	1,865	1,610
Total current assets	62,792	27,415
Property and equipment, net	3,616	3,276
Goodwill	5,527	5,527
Intangible assets, net	4,379	4,973
Other assets	104	153
Total assets	$76,418	$41,344

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable and accrued liabilities	$5,877	$5,436
Deferred revenue	15,126	17,362
Current portion of long-term debt and capital lease obligations	27	863
Convertible preferred stock warrant liability	-	1,375
Total current liabilities	21,030	25,036
Long-term portion of debt and capital lease obligations	2	1,348
Total liabilities	21,032	26,384
Convertible preferred stock	-	33,869
Stockholders equity (deficit):
Common stock	17	7
Additional paid-in capital	109,740	37,340
Accumulated deficit	(54,371)	(56,256)
Total stockholders' equity (deficit)	55,386	(18,909)
Total liabilities and stockholders' equity (deficit)	$76,418	$41,344

Convio, Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and services	$14,356	$13,502	$28,719	$26,785
Usage	3,860	2,906	6,190	4,283
Total revenue	18,216	16,408	34,909	31,068
Cost of revenue (1)(2)	6,407	6,156	12,704	12,352
Gross profit	11,809	10,252	22,205	18,716
Operating expenses:
Sales and marketing (2)	5,920	5,059	11,244	10,493
Research and development (2)	2,631	2,473	5,156	4,968
General and administrative (2)	1,556	1,398	3,094	3,058
Amortization of other intangibles	195	348	467	704
Total operating expenses	10,302	9,278	19,961	19,223
Income (loss) from operations	1,507	974	2,244	(507)
Interest income	15	2	16	4
Interest expense	(52)	(95)	(115)	(238)
Other income (expense)	454	(53)	(15)	(217)
Income (loss) before income taxes	1,924	828	2,130	(958)
Provision for income taxes	221	25	245	50
Net income (loss)	$1,703	$803	$1,885	$(1,008)
Net income (loss) attributable to common stockholders:
Basic	$1,506	$456	$1,403	$(1,008)
Diluted	$1,703	$803	$1,885	$(1,008)
Net income (loss) per share attributable to common stockholders:
Basic	$0.11	$0.06	$0.13	$(0.14)
Diluted	$0.10	$0.06	$0.12	$(0.14)
Weighted average shares outstanding used in computing per share amounts:
Basic	14,181	7,315	10,787	7,315
Diluted	17,519	13,814	15,945	7,315
_______________

(1) Includes amortization of acquired technology of zero and $254 for the three months ended June 30, 2010 and 2009, respectively, and $127 and $508 for the six months ended June 30, 2010 and 2009, respectively.

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
(2) Includes stock-based compensation expense as follows:
Cost of revenue	$122	$176	$240	$316
Sales and marketing	178	160	$342	$405
Research and development	100	80	$183	$181
General and administrative	145	143	$309	$460

Convio, Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$1,703	$803	$1,885	$(1,008)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	756	1,191	1,736	2,410
Other non-cash charges	91	612	1,089	1,589
Changes in operating assets and liabilities	(68)	(850)	(1,777)	(1,805)
Net cash provided by operating activities	2,482	1,756	2,933	1,186
Cash flows from investing activities:
Purchases of property and equipment, net	(462)	(638)	(990)	(796)
Software development costs	(238)	-	(463)	-
Net cash used in investing activities	(700)	(638)	(1,453)	(796)
Cash flows from financing activities
Payments on long-term debt and capital lease obligations	(1,923)	(784)	(2,182)	(1,623)
Proceeds from issuance of common stock	35,985	15	36,078	22
Net cash provided by (used in) financing activities	34,062	(769)	33,896	(1,601)
Net change in cash and cash equivalents	35,844	349	35,376	(1,211)
Cash and cash equivalents at beginning of period	16,194	12,268	16,662	13,828
Cash and cash equivalents at end of period	$52,038	$12,617	$52,038	$12,617

Convio, Inc.
Reconciliation of Non-GAAP Measures
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of GAAP net income (loss) to non-GAAP
net income:
Net income (loss)	$1,703	$803	$1,885	$(1,008)
Stock-based compensation	545	559	1,074	1,362
Amortization of intangible assets	195	602	594	1,212
(Gain) loss on warrant revaluation	(454)	53	15	227
Non-GAAP net income	$1,989	$2,017	$3,568	$1,793

GAAP basic net income (loss) per share
Numerator:
Net income (loss)	$1,703	$803	$1,885	$(1,008)
Less: Undistributed earnings allocated to participating
preferred stock (1)	$(197)	$(347)	$(482)	-
Net income (loss) attributable to common stockholders	$1,506	$456	$1,403	$(1,008)
Denominator:
Weighted average common shares outstanding, basic	14,181	7,315	10,787	7,315
GAAP basic net income (loss) per common share	$0.11	$0.06	$0.13	$(0.14)

GAAP diluted net income (loss) per share
Numerator:
Net income (loss)	$1,703	$803	$1,885	$(1,008)
Denominator:
Weighted average common shares outstanding, basic	14,181	7,315	10,787	7,315
Add: Outstanding convertible preferred stock	1,694	5,316	3,495	-
Add: Outstanding convertible preferred stock warrants	77	31	100	-
Add: Options to purchase common stock	1,567	1,152	1,563	-
Weighted average common shares outstanding, diluted (2)	17,519	13,814	15,945	7,315
GAAP diluted net income (loss) per common share	$0.10	$0.06	$0.12	$(0.14)

Non-GAAP basic net income per share
Numerator:
Non-GAAP net income	$1,989	$2,017	$3,568	$1,793
Less: Undistributed earnings allocated to participating
preferred stock	$(230)	$(872)	$(912)	$(775)
Non-GAAP net income attributable to common stockholders	$1,759	$1,145	$2,656	$1,018
Denominator:
Weighted average common shares outstanding, basic	14,181	7,315	10,787	7,315
Non-GAAP basic net income per common share	$0.12	$0.16	$0.25	$0.14

Non-GAAP diluted net income per share
Numerator:
Non-GAAP net income	$1,989	$2,017	$3,568	$1,793
Denominator:
Weighted average common shares outstanding, basic	14,181	7,315	10,787	7,315
Add: Outstanding convertible preferred stock	1,694	5,316	3,495	5,316
Add: Outstanding convertible preferred stock warrants	77	31	100	34
Add: Options to purchase common stock	1,567	1,152	1,563	1,131
Weighted average common shares outstanding, diluted	17,519	13,814	15,945	13,796
Non-GAAP diluted net income per common share	$0.11	$0.15	$0.22	$0.13

Reconciliation of Adjusted EBITDA to net income (loss):
Net income (loss)	$1,703	$803	$1,885	$(1,008)
Interest (income) expense, net	37	93	99	234
Depreciation and amortization	756	1,191	1,736	2,410
Stock-based compensation	545	559	1,074	1,362
(Gain) loss on warrant revaluation	(454)	53	15	227
Provision for income taxes	221	25	245	50
Adjusted EBITDA	$2,808	$2,724	$5,054	$3,275
_______________
(1)	Preferred stocks do not participate in Company losses and thus in periods of GAAP net losses, 100% of GAAP net loss is attributable to common stockholders.
(2)	In periods in which the Company is in a GAAP net loss position, all common stock equivalents are anti-dilutive and are not included in GAAP diluted shares outstanding.

CONTACT:
Convio, Inc.
Tad Druart, 512-652-7826
tdruart@convio.com